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                                                                    Exhibit 10.4


                       AMENDMENT TO DIAMOND SHAMROCK, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


         Ultramar Diamond Shamrock Corporation, a Delaware corporation, pursuant to authority granted by its Board of Directors, hereby adopts the following amendments to the Diamond Shamrock, Inc. Supplemental Executive Retirement Plan (the "DS SERP"). Such amendments shall be effective as of May 1, 2000, subject to such further limitations and restrictions as are set forth below.

1. The version of Section 2(a) (defining "Average Monthly Compensation") which applies to any employee who was designed a Participant in the Plan on or after December 5, 1995 shall similarly apply to each employee who (i) was designed a Participant in the Plan prior to December 5, 1995 and (ii) remains employed by Ultramar Diamond Shamrock Corporation on the date set forth above.

2. The version of Section 2(b) (defining "Basic Compensation") which applies to any employee who was designed a Participant in the Plan on or after December 5, 1995 still similarly apply to each employee who (i) was designed a Participant in the Plan prior to December 5, 1995 and (ii) remains employed by Ultramar Diamond Shamrock Corporation on the date set forth above.

3. Section 2(f) is amended and restated, in its entirety, effective for any person who remains employed by Ultramar Diamond Shamrock Corporation on the date set forth above, as follows:

         (f) "Change in Control" shall mean the occurrence of any event which constitutes a "Change in Control" under the Ultramar Corporation Supplemental Executive Retirement Plan.

4.  Section 2(g) is amended and restated, in its entirety, as follows:

         (g) "Corporation" means Ultramar Diamond Shamrock Corporation, a Delaware corporation.

5.  Section 4(b) is amended and restated, in its entirety, as follows:

         Notwithstanding the provisions of Section 4(a) hereof, the Corporation has established a trust to provide for the payment of benefits due under the Plan (hereafter, the "Trust"), under such circumstances (including a Change in Control) as are specified under the terms of the Trust. The trustee of the Trust is Sterling National Bank and Trust Company of New York. To the extent that the Trust does not pay the benefits under the Plan to which any Participant (or beneficiary thereof) is entitled, the Corporation remains responsible to do so. Moreover, all




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         assets of the Trust remain, at all times, subject to the claims of the
         Corporation's creditors in the event of the Corporation's insolvency, and no Participant (or any beneficiary thereof) shall, at any time, have a prior claim to any Trust assets.

6.  A new final sentence is added to Section 9(d), as follows:

         Notwithstanding any other provision of the Plan to the contrary, the foregoing provisions of this subsection (d) shall so apply with respect to any Participant (or any beneficiary thereof) only if such Participant otherwise consents, in a writing in accordance with the requirements of Section 12.11 of such Participant's employment agreement with the Corporation, to such application of Dialogue.

7. A new Section 14 is added, effective for any person who remains employed by Ultramar Diamond Shamrock Corporation on the date set forth above, as follows:

         14. Special Change in Control Provisions.

                  (a) The provisions of this Section 14 shall apply with respect to each Participant in the group listed in subsection (b) hereof (each, hereafter, a "Covered Participant") who, except as otherwise provided in this Section 14, remains employed by the Corporation (or any subsidiary or affiliate of the Corporation) (collectively, "UDS") upon the occurrence of a Change in Control (with the date on which such Change of Control occurs being hereafter referred to as the "Change in Control Date"). The provisions of this Section 14 shall apply, notwithstanding any other provision of the Plan to the contrary.

                  (b) The Covered Participants, identified by social security number, are as follows:

                                        [William R. Klesse]
                                        [R. S. Beadle]
                                        [Timothy J. Fretthold]
                                        [W. Paul Eisman]
                                        [H. Pete Smith]

                  (c) Each Covered Participant who remains employed with UDS on the Change in Control Date shall, within thirty (30) days following such date, receive a lump sum distribution on account of such person's participation in the Plan, in an amount determined under whichever of the following subsections (f), (g) or (h) shall apply with respect to such person.

                  (d) The Average Monthly Compensation of each Covered Participant who remains employed with UDS on the Change in Control Date shall, for all purposes of the Plan, be determined with the following modifications:

               (i) the "considered period" (as that phrase is otherwise used in the definition of Average Monthly Compensation) shall include the calendar year in which the Change in Control Date occurs, as well as each of the two immediately succeeding years,

               (ii) such Covered Participant's Basic Compensation for each of these three calendar years shall be deemed equal to the Basic Compensation paid to such Participant during the calendar year


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                       immediately preceding the calendar year in which the
                       Change in Control Date occurs, and

               (iii) such Covered Participant's Incentive Compensation earned with respect to each of these three calendar years shall be deemed equal to such Participant's Incentive Compensation earned with respect to the calendar year immediately preceding the calendar year in which the Change in Control Date occurs.

         The aforementioned provisions of this subsection (d) shall also apply in determining the amount of any subsequent distribution to which such person may otherwise be entitled, except to the extent that such person would receive a larger such distribution in the absence of the application of this subsection (d) to such subsequent distribution.

                  (e) The following definitions shall apply for purposes of this
         Section 14:

                  (i) "PBGC Factors" shall, with respect to any Covered Participant, mean (I) the interest rate issued by the Pension Benefit Guaranty Corporation for private sector lump sum payments, as such rate is in effect on the first day of the calendar year in which the Change in Control Date occurs and (II) the Unisex Pension 1984 (1, -3) mortality table.

                  (ii) "GATT Factors" shall, with respect to any Covered
                       Participant, mean the annual interest rate on 30-year United States Treasury securities, as specified by the Commissioner of Internal Revenue, for the month of December in the calendar year preceding the calendar year in which the Change in Control Date occurs and (II) the prevailing commissioners' standard table (described in Section 807(d)(5)(A) of the Code) used to determine reserves for group annuity contracts issued on the Change in Control Date, as set forth in Revenue Ruling 95-6, or any subsequent guidance thereto.

                  (f) For a Covered Participant described in the foregoing subsection (c) who, on the Change in Control Date, is at least age 59, the lump sum payable to such person under the foregoing subsection (c) shall be determined in the following steps, with the lump sum being the amount determined under the following clause (ii):

                  (i) Determine the amount of the monthly Normal Retirement Benefit which would otherwise be immediately payable to such person under Section 6(a), after taking into account the provisions of the foregoing subsection (d), with such benefit calculated as if (A) such person was three years older than such person's then actual age, (B) such person terminated employment on the Change in Control Date and
                       (C) such person's Normal Retirement Date was




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                       also the Change in Control Date; provided, however, that
                       in making such determination, in calculating such Covered Participant's Section 6(a) monthly Normal Retirement Benefit (which is the starting point in calculating such Covered Participant's Early Retirement Benefit), the amount of any particular Other Retirement Benefit taken into account in determining "the sum of his Other Retirement Benefits" (as that phrase is used in Section 6(a)) shall be determined with reference to the amount of such particular Other Retirement Benefit which would otherwise be payable to such Covered Participant, starting on the Change in Control Date, had such person both terminated employment and commenced to receive such benefit, as of such date.

                  (ii) Determine the immediate present value, based upon such
                       Covered Participant's then actual age, of the monthly benefit amount, calculated under the foregoing clause
                       (i), which would otherwise be paid to such person, starting on the Change in Control Date, with such present value determined using the PBGC Factors; provided, however, that such present value shall instead be determined using the GATT Factors, to the extent that doing so would result in a larger such immediate present value.

                  (g) For a Covered Participant described in the forgoing subsection (c) who, on the Change in Control Date, is less than age 59, but no less than three years younger than the age corresponding to such person's Early Retirement Date, the lump sum payable to such person under the foregoing subsection (c) shall be determined in the following steps, with the lump sum being the amount determined under the following clause (ii):

                  (i) Determine the amount of the monthly Early Retirement Benefit which would otherwise be immediately payable to such person under Section 6(b), after taking into account the provisions of the foregoing subsection (d), with such benefit calculated as if (A) such person was three years older than such person's then actual age, (B) such person terminated employment on the Change in Control Date and
                       (C) such person's Early Retirement Date was also the Change in Control Date; provided, however, that in making such determination, in calculating such Covered Participant's Section 6(a) monthly Normal Retirement
                       Benefit:

                           (I) to the extent such Covered Participant is at
                               least age 55 on the Change in Control Date, the amount of such particular Other Retirement Benefit taken into account in determining "the sum of his Other Retirement Benefits" shall be determined with reference to the amount of such particular Other Retirement Benefit which would otherwise be payable to such Covered Participant, starting on the Change in Control Date, had such person both terminated



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                                employment and commenced to receive such
                                benefit, as of such date, and

                           (II) to the extent such Covered Participant is less
                                than age 55 on the Change in Control Date, the amount of such particular Other Retirement Benefit taken into account in determining "the sum of his Other Retirement Benefits" shall be determined with reference to the amount of such particular Other Retirement Benefit which would otherwise be payable to such Covered Participant, starting at age 55, but with the amount otherwise payable at age 55 determined, to the extent otherwise relevant under the plan or program under, or with respect to, which such particular Other Retirement Benefit is otherwise paid, based upon such person's actual age on the Change in Control Date.

                  (ii) Determine the immediate present value, based upon such
                       Covered Participant's then actual age, of the monthly benefit amount, calculated under the foregoing clause
                       (i), which would otherwise be paid to such person, starting on the Change in Control Date, with such present value determined using the PBGC Factors; provided, however, that such present value shall instead be determined using the GATT Factors, to the extent that doing so would result in a larger such immediate present value.

                  (h) For a Covered Participant described in the foregoing subsection (c) who, on the Change in Control Date, is more than three years younger than the age corresponding to such person's Early Retirement Date, the lump sum payable to such person under the foregoing subsection (c) shall be determined in the following steps, with the lump sum being the amount determined under the following clause (iii):

                  (i) Determine the amount of the monthly Early Retirement Benefit which would otherwise be payable to such person under Section 6(b), after taking into account the provisions of the foregoing subsection (d), commencing with such person's attainment of the age corresponding to such person's Early Retirement Date, calculated as if such person had terminated employment on the Change in Control Date and with the amount of the reduction for early benefit payment under Section 6(b) being determined as of such person were, on the Change in Control Date, exactly the age corresponding to such person's Early Retirement Date; provided, however, that in making such determination, in calculating such Covered Participant's
                       Section 6(a) monthly Normal Retirement Benefit, the amount of any particular Other Retirement Benefit taken into account in determining "the sum of his Other Retirement Benefits" shall be determined with reference to the amount of such particular Other Retirement Benefit which would otherwise be payable to such Covered Participant, starting at age 55, but with the amount otherwise payable at age 55 determined, to the extent




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                        otherwise relevant under the plan or program under, or
                        with respect to, which such particular Other Retirement Benefit is otherwise paid, based upon such person's actual age on the Change in Control Date.

                  (ii) Determine the actuarial equivalent monthly benefit commencing on the Change in Control Date, and treating such Covered Participant, for this purpose, as if such person was three years older than such person's then actual age, of the monthly benefit amount, calculated under the foregoing clause (i), which would otherwise commence to be paid to such person when such person attains the age corresponding to such person's Early Retirement Date, with such actuarial equivalence determined using the PBGC Factors.

                  (iii) Determine the immediate present value, based upon such
                        Covered Participant's then actual age, of the monthly benefit amount calculated under the foregoing clause
                        (ii), with such present value determined using the PBGC Factors.

         Notwithstanding the foregoing clauses (ii) and (iii), actuarial equivalence, for purposes of such clause (ii), and present value, for purposes of such clause (iii), shall instead be determined using the GATT Factors, but only to the extent that using the GATT Factors under both such clauses (ii) and (iii) would result in a larger lump sum amount being determined under such clause (iii).

                  (i) Attached to the Plan, as Exhibit A, is a separate schedule for each Covered Participant (together with certain supporting schedules) illustrating the manner, in accordance with the methodology set out in the foregoing provisions of this Section 14, in which the lump sum payment described in the foregoing subsection (c) would be calculated for such person, assuming that (I) the Change in Control Date occurs on December 31, 2000 and (II) such person remains employed by UDS on that date. In the event of a Change in Control occurring on December 31, 2000, the amount of the lump sum payable under such subsection (c) to any Covered Participant who remains employed by UDS on such date shall be the amount set forth with respect to such person in the relevant attached schedule. In the event that a Change in Control Date occurs on some other date, the methodology set out in such schedules (including such supporting schedules) shall be dispositive in resolving any issues which may arise in connection with determining the amount of the lump sum provided under the foregoing subsection (c) and otherwise payable to any such Covered Participant with respect to such other Change in Control Date. Notwithstanding the foregoing, in the case of that Covered Participant identified under subsection (l) of this Section 14, the amount set forth in such person's schedule shall be reduced in accordance with the provisions of such subsection (l).

                  (j) If a Covered Participant who receives a lump sum distribution pursuant to the provisions of the foregoing subsection
         (f), (g) or (h), as the case may be, continues to be employed by UDS and thereafter becomes entitled to a subsequent distribution with respect to the Plan, such person's





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         monthly Normal Retirement Benefit, for purposes of determining the amount, if any, of such subsequent distribution, shall be equal to the excess of:

                  (i) the amount of such monthly Normal Retirement Benefit, determined by disregarding the prior lump sum distribution pursuant to the foregoing subsections (f),
                        (g) or (h), as the case may be, over,

                  (ii) the amount of the monthly Normal Retirement Benefit which was taken into account under the foregoing subsection (f), (g) or (h), as the starting point in determining the amount of such prior lump sum determined under such respective subsection.

         Additionally, for purposes of applying the provisions of Section 6(b) with respect to such subsequent distribution, such person shall be treated as being three years older than such person's actual age. In all other respects, the amount of any subsequent distribution shall be determined in accordance with such rules of uniform application as may be established by the Employee Benefits Committee.

                  (k) Notwithstanding any of the foregoing provisions of this
         Section 14 to the contrary, in the event of a Covered Participant's "involuntary termination, other than for Cause" (as those terms are defined under such person's employment agreement with the Corporation), in anticipation of a Change in Control:

                  (i) the foregoing provisions of this Section 14 shall apply to such person,

                  (ii) pursuant thereto, a Change in Control so triggering the application of the foregoing provisions of this Section 14 with respect to such person shall, solely with respect to such person, be considered to have occurred on the date immediately preceding the date on which such person is so terminated from employment, and

                  (iii) such person's benefit under the UDS Pension Plan, for purposes of determining "the sum of his Other Retirement Benefits", shall be computed by including the additional years of age and service credit which were (or will be) taken into account, pursuant to the provisions of
                        Section 5.5(i)(a)(3) of such person's employment agreement with the Corporation, in computing the amount of the lump sum payment made (or to be made) to such person in lieu of an actual increase in such person's benefit under the UDS Pension Plan.

                  (l) Notwithstanding the foregoing provisions of this Section 14, any lump sum distribution otherwise payable to that Covered Participant whose social security number is [H. Pete Smith], as otherwise determined under the foregoing provisions of this Section 14, shall be reduced by the amount of any lump sum distribution otherwise paid (or payable) to such person under the Ultramar Corporation Supplemental Executive Retirement Plan.




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                  (m) Each Covered Participant who remains employed with UDS on the Change in Control Date, determined without regard to the foregoing subsection (k), shall receive a lump sum payment in the amount specified below, upon the earlier of:

                  (i) such person's "involuntary termination, other than for Cause," as those terms are defined under the employment agreement between such person and the Corporation; provided, however, that an "involuntary termination" shall not be deemed to have occurred for purposes of this clause (i) in the event that such person voluntarily terminates employment on account of a significant reduction, occurring not later than the Change in Control Date, in such person's duties or the addition, occurring not later than the Change in Control Date, of duties which, in either case, are materially inconsistent with such person's then title or position, such that no amount shall be paid pursuant to this subsection (m) to such person; and further, provided, however, that an "involuntary termination" shall be deemed to have occurred for purposes of this clause (i) in the event that such person voluntarily terminates employment on account of a significant reduction, occurring subsequent to the Change in Control Date, in such person's duties or the addition, occurring subsequent to the Change in Control Date, of duties which, in either case, are materially inconsistent with such person's title or position as in effect on the Change in Control Date, such that an amount shall be paid pursuant to this subsection
                       (m) to such person, or

                  (ii) twelve months following the Change in Control Date,
                       provided such person is still employed by UDS on such date.

         No amount shall be payable pursuant to this subsection (m) in the case of any Covered Participant who terminates employment prior to the date set forth in the foregoing clause (ii) for any reason not described in the foregoing clause (i).

                  Any amount otherwise payable pursuant to this subsection (m) to any Covered Participant (i) shall not be reduced by any amounts previously paid to such person pursuant to any other provision of the Plan and (ii) shall be disregarded in determining the amount of any future benefits otherwise payable to such person pursuant to any other provision of the Plan.

                  The amount payable to each such Covered Participant, assuming such person otherwise meets the requirements of the foregoing provisions of this subsection (m) is the amount set forth opposite such person's social security number, as follows:

                                    [William R. Klesse        $500,000]
                                    [R. S. Beadle             $250,000]
                                    [Timothy J. Fretthold     $500,000]
                                    [W. Paul Eisman           $250,000]

                                    Ultramar Diamond Shamrock Corporation


                                    By: _______________________________